CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2022 with respect to the audited consolidated financial statements of CleanSpark, Inc. for the year ended September 30, 2022.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 6, 2023